Exhibit 99.2

AquaBounty Announces Adjournment of Annual Meeting of Stockholders until May 27, 2022

MAYNARD, Mass., May 17, 2022 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the adjournment of its 2022 Annual Meeting of Stockholders (“Annual Meeting”), with respect to all proposals set forth in its Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 14, 2022 (the “Proxy Statement”) until May 27, 2022 at 8:30 AM (Eastern Time). The Annual Meeting was convened and adjourned without any business being conducted.

The Annual Meeting will resume as a virtual meeting held via live webcast on the Internet on May 27, 2022, at 8:30 AM (Eastern Time) at www.meetnow.global/MC57T9H. The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on March 30, 2022.

During the current adjournment, the Company continues to solicit votes from its stockholders with respect to all proposals set forth in the Proxy Statement.

At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 63% of the Company’s shares outstanding and entitled to vote, which constituted a quorum. At the time of the Annual Meeting, votes were sufficient to approve 1 (electing eight directors to serve on the Company’s Board of Directors) and 2 (ratification of the Company’s independent registered public accounting firm), but were not sufficient to approve Proposal 3 (to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), from 80,000,000 to 150,000,000). Further information on Proposal 3 may be found in the Proxy Statement, as supplemented. The Company’s Board of Directors believes that the approval of Proposal 3 is in the best interests of the Company and its stockholders. In the event Proposal 3 is not approved, there may not be sufficient shares of Common Stock for the Company to raise necessary capital to continue and grow its operations.

Proxies previously submitted with respect to the Annual Meeting will be voted on all proposals at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

The Company encourages all stockholders of record as of March 30, 2022 who have not yet voted to do so by 8:30 AM, Eastern Time, on May 27, 2022. If you have questions or need assistance voting your shares, please contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll Free: 800-457-0759

Additional Information and Where to Find It

In connection with the Annual Meeting, the Company has filed a definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2022. The Company, its directors, its executive officers and certain other individuals set forth in the Proxy Statement, as supplemented, will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. Stockholders may obtain copies of all documents filed by the Company with the SEC, including the Proxy Statement, free of charge at the SEC’s website, www.sec.gov.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based aquaculture leveraging decades of technology expertise to deliver disruptive solutions that address food insecurity and climate change issues. We are committed to feeding the world efficiently, sustainably and profitably. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook, Twitter, LinkedIn and Instagram.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us